EXHIBIT 99.1
LIONSGATE REPORTS RECORD REVENUE OF $1.584 BILLION
AND NET LOSS ATTRIBUTABLE TO SHAREHOLDERS OF
$19.5 MILLION FOR FISCAL 2010, COMPARED TO REVENUE OF
$1.466 BILLION AND NET LOSS ATTRIBUTABLE
TO SHAREHOLDERS OF $178.5 MILLION IN PRIOR YEAR
ADJUSTED EBITDA IS RECORD $128.5 MILLION COMPARED TO
NEGATIVE $122.9 MILLION IN PRIOR YEAR
Basic Net Loss Per Common Share Is $0.17 For Fiscal 2010 Compared To Basic Net
Loss Per Common Share of $1.53 In Prior Year
Company Also Achieves Record EBITDA of $80.1 Million In Fiscal 2010 Compared
To EBITDA of Negative $133.6 Million In Prior Year
Santa Monica, CA, and Vancouver, BC (June 1, 2010) — Fueled by strong gains in its television division, a record library performance, new revenue from TV Guide Network and TV Guide.com and a decline in theatrical and home entertainment marketing and distribution costs, Lionsgate (NYSE: LGF), the leading next generation studio, today reported record revenue, adjusted EBITDA and EBITDA for the fiscal year ended March 31, 2010.
The Company reported revenue of $1.584 billion and net loss attributable to Lionsgate shareholders of $19.5 million for the fiscal year ended March 31, 2010. Revenue increased 8% from the prior year due primarily to increases in television production revenue and new revenue of $113.6 million from TV Guide Network and TVGuide.com which offset declines in the motion picture business driven by fewer theatrical releases.
The Company’s net loss attributable to shareholders of $19.5 million for fiscal year 2010 compared to a net loss attributable to shareholders of $178.5 million in the prior year. The net loss included a $28.1 million loss for equity interests, primarily relating to Epix ‘s $26.6 million loss, including approximately $7.9 million of intercompany profit elimination..
Basic net loss per common share for the fiscal year was $0.17 on 117.5 million weighted average common shares outstanding, compared to basic net loss of $1.53 on 116.8 million weighted average common shares outstanding in the prior year.
The Company reported record adjusted EBITDA of $128.5 million for fiscal year 2010 compared to adjusted EBITDA of negative $122.9 million for the prior year, a positive swing of more than $250 million. The Company also reported EBITDA of $80.1 million for fiscal year 2010 compared to EBITDA of negative $133.6 million in the prior year.
The gains were primarily attributable to strong performances in its television business, positive EBITDA contribution from TV Guide Network and a significant decline in marketing and distribution costs due to fewer theatrical releases. In addition, the prior year’s results included the writedown in HIT Entertainment. Marketing and distribution costs of $515.8 million in fiscal year 2010 declined 23% from $669.6 million in the prior year.
EBITDA is defined as earnings before interest, income tax provision, depreciation and amortization, equity interests and gains or loss on extinguishment of debt and the sale of equity securities.
“We had a very strong year with contributions from all of our businesses. We are particularly pleased by the continued rapid growth of our television business, the ongoing progress of our channel investments and a record library performance despite a challenging industry environment,” said Lionsgate Co-Chairman and Chief Executive Officer Jon Feltheimer. “We are well positioned to continue the positive trend toward topline revenue growth, strong EBITDA and a return to positive free cash flow as we continue to build the longterm value of our business.”
Overall motion picture revenue for fiscal year 2010 of $1.12 billion decreased 9% from $1.23 billion in the prior year. Within the motion picture segment, theatrical revenue was $139.4 million, a decrease of 38% compared to the prior year, because the Company’s smaller slate of 10 releases (nine wide releases), including PRECIOUS, winner of two Academy Awards(R), DAYBREAKERS, I CAN DO BAD ALL BY MYSELF, SAW VI and FROM PARIS WITH LOVE, among others, compared to 16 releases (14 wide releases), including MADEA GOES TO JAIL, MY BLOODY VALENTINE 3-D, THE HAUNTING IN CONNECTICUT and SAW V, among others, in the prior year.
Lionsgate’s home entertainment revenue from both motion pictures and television was $608.2 million in fiscal 2010, a 10% decline from the prior year as theatrical titles such as PRECIOUS, SAW VI, I CAN DO BAD ALL BY MYSELF and THE HAUNTING IN CONNECTICUT, among others, had lower underlying box office than the prior year’s slate, which included titles such as SAW V, THE FAMILY THAT PREYS and THE FORBIDDEN KINGDOM, among others.
Television included in motion pictures revenue (primarily pay television) rose to $186.7 million in fiscal year 2010, an increase of 10% from the prior year with a slate of MADEA GOES TO JAIL, THE HAUNTING IN CONNECTICUT and MY BLOODY VALENTINE 3-D, among others, comparing favorably to a slate of 3:10 TO YUMA, THE FORBIDDEN KINGDOM and MEET THE BROWNS, among others, in the prior year.
International motion picture revenue of $73.4 million (excluding Lionsgate U.K.) in fiscal year 2010 declined 10% from the prior year. The slate of BROTHERS, MY BLOODY

VALENTINE 3-D, SAW V and SAW VI compared to SAW V, SAW IV, THE EYE, MY BEST FRIEND’S GIRL and PUNISHER: WAR ZONE in the prior year.
Lionsgate U.K. revenue of $74.3 million in fiscal year 2010 increased 22% from the prior year as the slate of the third party film THE HURT LOCKER, winner of the Best Picture and Best Director Academy Awards(R) and distributed by Lionsgate in the U.K. and Maple Pictures in Canada, DRAG ME TO HELL, MY BLOODY VALENTINE 3-D, SAW VI and HARRY BROWN compared favorably to the prior year’s slate of SAW IV, SAW V, THE BANK JOB snd RIGHTEOUS KILL.
Mandate Pictures’ revenue of $99.1 million for fiscal year 2010 increased 118% from the prior year on the films JUNO, DRAG ME TO HELL, HORSEMEN, PASSENGERS and WHIP IT compared to the films 30 DAYS OF NIGHT, HAROLD & KUMAR 2, JUNO, NICK AND NORAH’S INFINITE PLAYLIST and PASSENGERS in the prior year.
Lionsgate’s television business reported record revenue of $350.9 million in fiscal year 2010, up 58% from the prior year, and recorded strong gains in all segments. Revenue from television domestic series licensing was $240.0 million in the fiscal year, a gain of 48% from the prior year.
This reflected a 63% increase in revenues for Lionsgate Television deliveries of programming such as 13 episodes of the Emmy Award-winning drama “Mad Men Season 3” (AMC), 13 episodes of the comedy “Weeds Season 5” (Showtime), 13 episodes of the drama “Crash Season 2” (Starz) and 24 episodes of the dark comedy “Nurse Jackie Seasons 1 and 2” (Showtime), among others, along with a 56% increase in revenue from Debmar-Mercury licensing of such shows as “Tyler Perry’s House of Payne”, its spinoff “Meet The Browns,” “The Wendy Williams Show” and “Family Feud.”
International television segment revenue of $42.3 million in fiscal year 2010 increased 70% from the prior year reflecting sales of “Mad Men Season 3,” “Crash Season 1,” the drama “Dead Zone Season 1” and the horror anthology “Fear Itself.”
Home entertainment revenue from television production was $67.8 million in the fiscal year, a 94% increase from the prior year driven primarily by sales of “Weeds Seasons 4 & 5” and “Mad Men Seasons 2 & 3.”
The strong performance of Lionsgate’s television business also helped catalyze a record performance by the Company’s 12,000-title filmed entertainment library, which generated $323 million in revenue in fiscal year 2010, a 16% increase from the prior year.
Lionsgate’s general and administrative (G&A) expenses in fiscal year 2010 were $117.6 million in the Company’s core business (excluding stock-based compensation expense and TV Guide Network), a decline of 4% from the prior year. G&A as a percentage of revenue in the Company’s core business declined from 8.4% to 8.0% in fiscal year 2010 (excluding stock-based compensation expense and TV Guide Network).

Lionsgate senior management will hold its analyst and investor conference call to discuss its fiscal year 2010 full year and fourth quarter financial results at 9:00 A.M. ET/6:00 A.M. PT on Wednesday, June 2, 2010. Interested parties may participate live in the conference call by calling 1-800-230-1074 (612-288-0329 outside the U.S. and Canada). A full digital replay will be available from Wednesday morning, June 2, through Wednesday, June 9, by dialing 1-800-475-6701 (320-365-3844 outside the U.S. and Canada) and using access code 158614.
About Lionsgate
Lionsgate (NYSE: LGF) is the leading next generation studio with a strong and diversified presence in the production and distribution of motion pictures, television programming, home entertainment, family entertainment, video-on-demand and digitally delivered content. The Company has built a strong television presence in production of prime time cable and broadcast network series, distribution and syndication of programming through Debmar-Mercury and an array of channel assets. Lionsgate currently has 15 shows on more than 10 networks spanning its prime time production, distribution and syndication businesses, including such critically-acclaimed hits as “Mad Men”, “Weeds” and “Nurse Jackie” along with new series such as “Blue Mountain State” and “Running Wilde” and the syndication successes “Tyler Perry’s House Of Payne”, its spinoff “Meet The Browns” and “The Wendy Williams Show”.
Its feature film business has generated such recent hits as TYLER PERRY’S WHY DID I GET MARRIED TOO, KICK ASS, which opened at #1 at the North American box office and the critically-acclaimed PRECIOUS, which garnered nearly $50 million at the North American box office and won two Academy Awards(R). The Company’s home entertainment business has grown to more than 7% market share and is an industry leader in box office-to-DVD revenue conversion rate. Lionsgate handles a prestigious and prolific library of approximately 12,000 motion picture and television titles that is an important source of recurring revenue and serves as the foundation for the growth of the Company’s core businesses. The Lionsgate brand remains synonymous with original, daring, quality entertainment in markets around the world.
***
www.lionsgate.com
For further information, please contact:
Peter D. Wilkes
310-255-3726
pwilkes@lionsgate.com
The matters discussed in this press release include forward-looking statements, including those regarding the performance of future fiscal years. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including the substantial investment of capital required to produce and market films and television series, increased costs for producing and marketing feature films, budget overruns, limitations imposed by our credit facilities, unpredictability of the commercial success of our motion pictures and television programming, the cost of defending our intellectual property, difficulties in integrating acquired businesses, technological changes and other trends affecting the entertainment industry, and the risk factors as set forth in Lionsgate’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on June 1, 2010, which risk factors are incorporated herein by reference. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

LIONS GATE ENTERTAINMENT CORP.
CONSOLIDATED BALANCE SHEETS

	March 31,	March 31,
	2010	2009
	(Amounts in thousands,
	except share amounts)
ASSETS
Cash and cash equivalents	$91,421	$138,475
Restricted cash	4,123	10,056
Restricted investments	6,995	6,987
Accounts receivable, net of reserve for returns and allowances of $87,978 (March 31, 2009 — $98,947) and provision for doubtful accounts of $8,712 (March 31, 2009 — $9,847)	312,123	227,010
Investment in films and television programs, net	680,647	702,767
Property and equipment, net	33,577	42,415
Finite-lived intangible assets, net	71,530	78,904
Goodwill	391,853	379,402
Other assets	112,188	81,234

Total assets	$1,704,457	$1,667,250

LIABILITIES
Senior revolving credit facility	$17,000	$255,000
Senior secured second-priority notes	225,155	—
Accounts payable and accrued liabilities	270,120	270,561
Participations and residuals	302,677	371,857
Film obligations and production loans	369,545	304,525
Subordinated notes and other financing obligations	203,208	281,521
Mandatorily redeemable preferred stock units held by noncontrolling interest	94,580	—
Deferred revenue	138,272	142,093

Total liabilities	1,620,557	1,625,557

Commitments and contingencies

EQUITY
Lions Gate Entertainment Corp. shareholders’ equity:
Common shares, no par value, 500,000,000 shares authorized, 117,951,754 and 116,950,512 shares issued at March 31, 2010 and 2009, respectively	521,164	494,724
Accumulated deficit	(460,631)	(441,153)
Accumulated other comprehensive loss	(6,611)	(11,878)

Total Lions Gate Entertainment Corp. shareholders’ equity	53,922	41,693
Noncontrolling interest	29,978	—

Total equity	83,900	41,693

Total liabilities and equity	$1,704,457	$1,667,250

LIONS GATE ENTERTAINMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year	Year	Year
	Ended	Ended	Ended
	March 31,	March 31,	March 31,
	2010	2009	2008
	(Amounts in thousands, except per share amounts)

Revenues	$1,583,718	$1,466,374	$1,361,039
Expenses:
Direct operating	807,311	793,816	660,924
Distribution and marketing	515,755	669,557	635,666
General and administration	180,543	136,563	119,080
Depreciation and amortization	28,064	7,657	5,500

Total expenses	1,531,673	1,607,593	1,421,170

Operating income (loss)	52,045	(141,219)	(60,131)

Other expenses (income):
Interest expense
Contractual cash based interest	28,271	15,131	12,851
Amortization of debt discount, deferred financing costs and accretion of redeemable preferred stock units	29,789	19,144	17,048

Total interest expense	58,060	34,275	29,899
Interest and other income	(1,573)	(5,785)	(11,276)
Gain on sale of equity securities	—	—	(2,909)
Gain on extinguishment of debt	(5,675)	(3,023)	—

Total other expenses, net	50,812	25,467	15,714

Income (loss) before equity interests and income taxes	1,233	(166,686)	(75,845)
Equity interests loss	(28,149)	(9,044)	(7,559)

Loss before income taxes	(26,916)	(175,730)	(83,404)
Income tax provision	1,230	2,724	4,031

Net loss	(28,146)	(178,454)	(87,435)
Add: Net loss attributable to noncontrolling interest	8,668	—	—

Net loss attributable to
Lions Gate Entertainment Corp. Shareholders	$(19,478)	$(178,454)	$(87,435)

Basic Net Loss Per Common Share	$(0.17)	$(1.53)	$(0.74)

Diluted Net Loss Per Common Share	$(0.17)	$(1.53)	$(0.74)

Weighted average number of common shares outstanding:
Basic	117,510	116,795	118,427
Diluted	117,510	116,795	118,427

LIONS GATE ENTERTAINMENT CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year	Year	Year
	Ended	Ended	Ended
	March 31,	March 31,	March 31,
	2010	2009	2008
	(Amounts in thousands)
Operating Activities:
Net loss attributable to Lions Gate Entertainment Corp. shareholders	$(19,478)	$(178,454)	$(87,435)
Net loss attributable to noncontrolling interest	(8,668)	—	—

Net loss	(28,146)	(178,454)	(87,435)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation of property and equipment	15,295	5,925	3,974
Amortization of intangible assets	12,769	1,732	1,526
Amortization of films and television programs	540,963	458,757	403,319
Amortization of debt discount, deferred financing costs and accretion of redeemable preferred stock units	29,789	19,144	17,048
Non-cash stock-based compensation	18,299	13,438	13,934
Gain on sale of equity securities	—	—	(2,909)
Gain on extinguishment of debt	(5,675)	(3,023)	—
Equity interests loss	28,149	9,044	7,559
Changes in operating assets and liabilities:
Restricted cash	(187)	244	(228)
Accounts receivable, net	(80,565)	37,304	(128,876)
Investment in films and television programs	(519,625)	(558,277)	(445,714)
Other assets	(9,691)	(7,363)	(2,985)
Accounts payable and accrued liabilities	(18,620)	30,323	66,704
Participations and residuals	(69,574)	(12,781)	209,806
Film obligations	(31,010)	59,376	1,387
Deferred revenue	(3,946)	22,705	32,040

Net Cash Flows Provided By (Used In) Operating Activities	(121,775)	(101,906)	89,150

Investing Activities:
Purchases of restricted investments	(13,994)	(13,989)	(229,262)
Proceeds from the sale of restricted investments	13,985	14,000	466,641
Purchases of investments — equity securities	—	—	(4,836)
Proceeds from the sale of investments — equity securities	—	—	24,155
Acquisition of TV Guide, net of unrestricted cash acquired	—	(243,158)	—
Acquisition of Mandate Pictures, net of unrestricted cash acquired	—	—	(41,205)
Acquisition of Maple Pictures, net of unrestricted cash acquired	—	—	1,753
Investment in equity method investees	(47,129)	(18,031)	(6,460)
Increase in loans receivable	(1,418)	(28,767)	(5,895)
Repayment of loans receivable	8,333	—	—
Purchases of property and equipment	(6,577)	(8,674)	(3,608)

Net Cash Flows Provided By (Used In) Investing Activities	(46,800)	(298,619)	201,283

Financing Activities:
Exercise of stock options	—	2,894	1,251
Tax withholding requirements on equity awards	(2,030)	(3,734)	(5,319)
Repurchase and cancellation of common shares	—	(44,968)	(22,260)
Proceeds from the issuance of mandatorily redeemable preferred stock units and common stock units related to the sale of 49% interest in TV Guide Network	122,355	—	—
Borrowings under senior revolving credit facility	302,000	255,000	—
Repayments of borrowings under senior revolving credit facility	(540,000)	—	—
Borrowings under individual production loans	144,741	189,858	162,400
Repayment of individual production loans	(136,261)	(222,034)	(111,357)
Production loan borrowings under Pennsylvania Regional Center credit facility	63,133	—	—
Production loan borrowings under film credit facility, net of deferred financing costs	30,469	—	—
Production loan repayments under film credit facility	(2,718)	—	—
Proceeds from sale of senior secured second-priority notes, net of deferred financing costs	214,727	—	—
Repurchase of subordinated notes	(75,185)		—
Borrowings under other financing obligations	—	—	3,718
Repayment of other financing obligations	(826)	(5,377)	—

Net Cash Flows Provided By Financing Activities	120,405	171,639	28,433

Net Change In Cash And Cash Equivalents	(48,170)	(228,886)	318,866
Foreign Exchange Effects on Cash	1,116	(4,228)	1,226
Cash and Cash Equivalents — Beginning Of Period	138,475	371,589	51,497

Cash and Cash Equivalents — End Of Period	$91,421	$138,475	$371,589

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF NET LOSS TO EBITDA, AS DEFINED AND EBITDA, AS ADJUSTED

	Year	Year	Year
	Ended	Ended	Ended
	March 31,	March 31,	March 31,
	2010	2009	2008
	(Amounts in thousands)

Net loss	$(28,146)	$(178,454)	$(87,435)
Depreciation and amortization	28,064	7,657	5,500
Contractual cash paid Interest expense	28,271	15,131	12,851
Noncash interest expense	29,789	19,144	17,048
Interest and other income	(1,573)	(5,785)	(11,276)
Income tax provision	1,230	2,724	4,031
Equity interests loss	28,149	9,044	7,559
Gain on sale of equity securities	—	—	(2,909)
Gain on extinguishment of debt	(5,675)	(3,023)	—

EBITDA	$80,109	$(133,562)	$(54,631)

Stock-based compensation	19,247	9,720	12,081
EBITDA attributable to noncontrolling interest	(8,682)	—	—
Corporate defense charges	5,668	950	—
Non-risk prints and advertising expense	32,126	—	—

EBITDA, as adjusted	$128,468	$(122,892)	$(42,550)

EBITDA is defined as earnings before interest, income tax provision, depreciation and amortization, equity interests, and gains or losses on extinguishment of debt and the sale of equity securities. EBITDA as defined, is a non-GAAP financial measure.
EBITDA as adjusted represents EBITDA as defined above adjusted for stock-based compensation, EBITDA attributable to noncontrolling interest, certain corporate defense charges, and non-risk prints and advertising expense. Stock-based compensation represents compensation expenses associated with stock options, restricted share units and stock appreciation rights. Corporate defense charges represent legal and other professional fees associated with a shareholder activist matter. Non-risk prints and advertising expense represents the amount of theatrical marketing expense for third party titles that the Company funded and expensed for which a third party provides a guarantee that such expense will be recouped from the performance of the film (i.e. there is no risk of loss to the company) net of an amount of the estimated amortization of participation expense that would have been recorded if such amount had not been expensed.
Management believes EBITDA as defined, and EBITDA as adjusted to be a meaningful indicator of our performance that provides useful information to investors regarding our financial condition and results of operations. Presentation of EBITDA as defined, and EBITDA as adjusted, is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. While management considers EBITDA as defined, and EBITDA as adjusted, to be an important measure of comparative operating performance, it should be considered in addition to, but not as a substitute for, net income and other measures of financial performance reported in accordance with Generally Accepted Accounting Principles. EBITDA as defined, and EBITDA as adjusted, do not reflect cash available to fund cash requirements. Not all companies calculate EBITDA as defined or EBITDA as adjusted, in the same manner and the measure as presented may not be comparable to similarly-titled measures presented by other companies.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF FREE CASH FLOW, AS DEFINED
TO NET CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES

	Year	Year	Year
	Ended	Ended	Ended
	March 31,	March 31,	March 31,
	2010	2009	2008
	(Amounts in thousands)

Net Cash Flows Provided By (Used In) Operating Activities	$(121,775)	$(101,906)	$89,150
Purchases of property and equipment	(6,577)	(8,674)	(3,608)
Net borrowings under and (repayment) of production loans	36,231	(32,176)	51,043

Free Cash Flow, as defined	$(92,121)	$(142,756)	$136,585

Free cash flow is defined as net cash flows provided by (used in) operating activities, less purchases of property and equipment and plus or minus the net increase or decrease in production loans. The adjustment for the production loans is made because the GAAP based cash flows from operations reflects a non-cash reduction of cash flows for the cost of films associated with production loans prior to the time the Company actually pays for the film. The Company believes that it is more meaningful to reflect the impact of the payment for these films in its free cash flow when the payments are actually made.
Free cash flow is a non-GAAP financial measure as defined in Regulation G promulgated by the Securities and Exchange Commission. This non-GAAP financial measure is in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with Generally Accepted Accounting Principles.
Management believes this non-GAAP measure provides useful information to investors regarding cash that our operating businesses generate whether classified as operating or financing activity (related to the production of our films) within our GAAP based statement of cash flows, before taking into account cash movements that are non-operational. Free cash flow is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry. Not all companies calculate free cash flow in the same manner and the measure as presented may not be comparable to similarly titled measures presented by other companies.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF EBITDA, AS DEFINED
TO FREE CASH FLOW, AS DEFINED

Year
Ended
March 31,
2010
(Amounts in thousands)

EBITDA	$80,109

Plus: Amortization of film and television programs	540,963
Less: Cash paid for film and television programs (1)	(514,404)

Amortization in excess of cash paid for film and television programs	26,559

Plus: Non-cash stock-based compensation	18,299

EBITDA adjusted for net investment in film and television programs and non-cash stock-based compensation	124,967

Changes in other operating assets and liabilities:
Restricted cash	(187)
Accounts receivable, net	(80,565)
Other assets	(9,691)
Accounts payable and accrued liabilities	(18,620)
Participations and residuals	(69,574)
Deferred revenue	(3,946)

(182,583)

Purchases of property and equipment	(6,577)
Interest, taxes and other (2)	(27,928)

Free Cash Flow, as defined	$(92,121)

(1)	Cash paid for film and television programs is calculated using the following amounts as presented in our consolidated statement of cash flows:.

Change in investment in film and television programs	(519,625)
Change in film obligations	(31,010)
Borrowings under individual production loans	144,741
Repayment of individual production loans	(136,261)
Production loan borrowings under film credit facility, net of deferred financing costs	30,469
Production loan repayments under film credit facility	(2,718)

Total cash paid for film and television programs	(514,404)

(2)	Interest, taxes and other consists of the following:

Contractual cash based interest	(28,271)
Interest and other income	1,573
Income tax provision	(1,230)

Total interest, taxes and other	(27,928)

This reconciliation is provided to illustrate the difference between our EBITDA, as defined and free cash flow, as defined, which are both separately reconciled to their corresponding GAAP metrics.